As filed with the Securities and Exchange Commission on March 16, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

COGENT BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	46-5308248
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

200 Cambridge Park Drive, Suite 2500

Cambridge, Massachussetts 02140

(617) 945-5576

(Address of Principal Executive Offices, Zip Code)

Cogent Biosciences, Inc. 2018 Stock Option and Incentive Plan

Cogent Biosciences, Inc. 2018 Employee Stock Purchase Plan

(Full title of the plans)

Andrew Robbins

President and Chief Executive Officer

200 Cambridge Park Drive, Suite 2500

Cambridge, Massachussetts 02140

(617) 945-5576

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Sean C. Feller

Gibson, Dunn & Crutcher LLP

2029 Century Park East, Suite 4000

Los Angeles, CA 90067

(310) 552-8500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price PerShare	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share, to be issued under the Cogent Biosciences, Inc. 2018 Stock Option and Incentive Plan (the “2018 Plan”)	1,293,916 (2)	$8.30(4)	$10,739,502.80	$1,171.68
Common Stock, par value $0.001 per share, to be issued under the Cogent Biosciences, Inc. 2018 Employee Stock Purchase Plan (the “ESPP”)	125,000(3)	$7.06(5)	$882,500	$96.28

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Company’s common stock that become issuable under the 2018 Plan and the ESPP by reason of any stock dividend, stock split, recapitalization or similar transaction.

(2)

Represents an automatic increase to the number of shares available for issuance under the 2018 Plan in accordance with the automatic annual increase provision of the 2018 Plan, effective as of January 1, 2021. Shares available for issuance under the 2018 Plan were previously registered on registration statements on Form S-8 filed with the Securities and Exchange Commission on March 26, 2020 (Registration No. 333-237406), March 28, 2019 (Registration No. 333-230559) and April 4, 2018 (Registration No. 333-224137).

(3)

Represents an automatic increase to the number of shares available for issuance under the ESPP in accordance with the automatic annual increase provision of the ESPP, effective as of January 1, 2021. Shares available for issuance under the ESPP were previously registered on registration statements on Form S-8 filed with the Securities and Exchange Commission on March 26, 2020 (Registration No. 333-237406), March 28, 2019 (Registration No. 333-230559) and April 4, 2018 (Registration No. 333-224137).

(4)

The price of $8.30 per share, which is the average of the high and low sale prices of the Common Stock of the Registrant as quoted on the Nasdaq Global Select Market on March 12, 2021, is set forth solely for purposes of calculating the registration fee pursuant to Rules 457(c) and (h) of the Securities Act and has been used as these shares are without a fixed price.

(5)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act, and based on 85% of $7.06 , which is the average of the high and low sale prices of the Common Stock of the Registrant as quoted on the Nasdaq Global Select Market on March 12, 2021. Pursuant to the ESPP, the purchase price of the shares of common stock reserved for issuance thereunder will be 85% of the fair market value of a share of common stock on the first trading day of the offering period or on the exercise date, whichever is less.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by Cogent Biosciences, Inc. (the “Registrant”) relating to additional shares of its common stock, par value $0.001 per share (the “Common Stock”), available for issuance pursuant to the 2018 Plan and the ESPP. The information contained in the Registrant’s registration statements on Form S-8 filed on March 26, 2020 (Registration No. 333-237406), March 28, 2019 (Registration No. 333-230559) and April 4, 2018 (Registration No. 333-224137), together with all exhibits filed therewith or incorporated therein by reference, is hereby incorporated by reference pursuant to General Instruction E to Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit No.	Description

4.1	Form of Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 filed March 19, 2018).

4.2	Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on October 5, 2020).

4.3	Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on November 9, 2020).

4.4	Second Amended and Restated By-Laws of Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on October 5, 2020).

5.1	Opinion of Gibson, Dunn & Crutcher LLP (filed herewith).

23.1	Consent of PricewaterhouseCoopers LLP (filed herewith).

23.2	Consent of Gibson, Dunn & Crutcher LLP (incorporated by reference from Exhibit 5.1).

24.1	Power of Attorney (included on the signature pages hereof).

99.1	Cogent Biosciences, Inc. 2018 Stock Option and Incentive Plan (incorporated herein by reference to Exhibit 10.4 to the Registrant’s Form 10-K (File No. 001-38443) filed on March 16, 2021.

99.2	Cogent Biosciences, Inc. 2018 Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 10.5 to the Registrant’s Form 10-K (File No. 001-38443) filed on March 16, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachussetts, on March 16, 2021.

COGENT BIOSCIENCES INC.
(Registrant)

By:	/s/ Andrew Robbins
Andrew Robbins
President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Andrew Robbins and John Green, and each of them severally, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, in connection with the Registration Statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the Company (1) any and all amendments or supplements (including any and all stickers and post-effective amendments) to the Registration Statement, with all exhibits thereto, and other documents in connection therewith, and (2) any and all additional registration statements, and any and all amendments thereto, relating to the same offering of securities as those that are covered by the Registration Statement that are filed pursuant to Rule 462(b) promulgated under the Securities Act with the Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement and the foregoing power of attorney has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Andrew Robbins Andrew Robbins	President, Chief Executive Officer and Director (Principal Executive Officer)	March 16, 2021

/s/ John Green John Green	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 16, 2021

/s/ Chris Cain Chris Cain	Director	March 16, 2021
March 16, 2021
/s/ Karen Ferrante, M.D. Karen Ferrante, M.D.	Director

/s/ Peter Harwin Peter Harwin	Director	March 16, 2021

Signature	Title	Date

/s/ Arlene Morris Arlene Morris	Director	March 16, 2021

/s/ Matthew E. Ros Matthew E. Ros	Director	March 16, 2021

/s/ Todd Shegog Todd Shegog	Director	March 16, 2021